                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (this "Agreement") by and between Rite Aid Corporation, a
Delaware corporation (the "Company"), and Robert G. Miller (the "Executive") is
dated as of the 9th day of April, 2003 and shall become effective as of the close of business on April 9, 2003 (the "Effective Date").

     1.   Introductory Statement

     Executive is Chairman of the Board ("Chairman") and Chief Executive Officer
of the Company under an existing employment agreement. Executive desires to assume only the Chairman's position following the annual general meeting of stockholders in 2003 (the close of business on such date is herein referred to as the "2003 AGM Date"). The Company desires to secure the continued services of the Executive as Chairman from the 2003 AGM Date through the close of business on June 30, 2005 or such other date in June 2005 when the Company's annual general meeting of stockholders occurs (the "2005 AGM Date"). This Agreement shall expire on the 2005 AGM Date, subject to the terms and conditions herein.

     2.   Agreement of Employment

          (a) Except as otherwise expressly set forth herein, the terms of the
Original Employment Agreement (as defined in Section 8) between the Company and
Executive as Chairman and Chief Executive Officer shall continue in full force and effect in accordance with the original terms thereof until the 2003 AGM
Date. Following the 2003 AGM Date, the Original Employment Agreement shall be amended and restated as set forth or incorporated by reference herein (with this
Agreement superseding the Original Employment Agreement in its entirety from and after the 2003 AGM Date). As of the 2003 AGM Date, Executive hereby resigns as
Chief Executive Officer, which resignation shall not constitute a breach of or termination of employment by the Executive under the Original Employment
Agreement or this Agreement.

               During the period commencing on the 2003 AGM Date and ending on the 2005 AGM Date (the "Employment Period"), the Executive shall serve as the
Chairman, subject to the terms hereof. As Chairman, Executive will spend such time as reasonably necessary to assist management in setting strategic goals and business planning; consult with the chief executive officer and other executive officers on other matters as reasonably requested; help with strategic decisions or business combinations; and otherwise perform duties consistent with the position of Chairman.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, the Executive shall devote such attention and time during normal business hours as he believes in good faith shall be reasonably necessary to carry out his duties.
Notwithstanding the foregoing, the Executive may serve on corporate, industry, civic or charitable boards and committees, may consult with other businesses
(consistent with

Section 6 hereof) and shall be permitted to make and manage his personal investments. Nothing herein shall prohibit Executive from entering into employment with third parties during the Employment Period, so long as it does not reasonably interfere with Executive's duties and is consistent with Section
6 hereof.

          (c) The provisions of Section 2(c) of the Original Employment
Agreement (as defined in Section 8) shall continue to apply during the
Employment Period and are incorporated herein by reference.

     3.   Compensation

          (a) During the Employment Period, for the balance of the Company's
2004 fiscal year (i.e., through February 28, 2004) (the "Initial Term"), the provisions of Section 3(a) ("Base Salary"), 3(b) ("Incentive Compensation"),
3(c) ("Other Benefits") and 3(d) ("Deferred Compensation; Service Credit") under the Original Employment Agreement shall continue to apply in their entirety in accordance with the original terms thereof, notwithstanding that Executive's position shall have changed to Chairman from Chairman and Chief Executive
Officer. Such provisions are incorporated herein by reference. Executive shall not be entitled to participate in any Incentive Compensation or bonus plans (or any successor thereto) with respect to any fiscal year after fiscal 2004.

          (b) During the Employment Period, commencing after the Initial Term through the 2005 AGM Date (the "Extended Term"), the Company shall pay Executive an annual base salary of $350,000, in accordance with the Company's regular payroll practice for its senior executives as in effect from time to time (but in no event less frequently than monthly). Executive shall also be entitled in their entirety to continued benefits as provided under Section 3(c) ("Other
Benefits") of the Original Employment Agreement and continued compensation as provided under Section 3(d) ("Deferred Compensation; Service Credit") of the
Original Employment Agreement. Such provisions are incorporated herein by reference.

          (c) Notwithstanding anything to the contrary herein or in the Original
Employment Agreement, following any termination for any reason of the
Executive's employment with the Company, the Company shall make an annual payment (as previously agreed) to the Executive for his life (and thereafter to his surviving spouse for her life) equal to the cost to the Executive of purchasing medical coverage substantially comparable in all material respects to the coverage provided by the Company to its senior executives (and their spouses and dependents) immediately prior to such termination. Notwithstanding the foregoing, the payment described in the preceding sentence shall not be made to the Executive with respect to any period during which the Company provides such medical coverage to the Executive and his spouse and dependents pursuant to
Section 5(a) or 5(b) hereof.

          (d) During the Employment Period, Executive shall be eligible to receive option and restricted stock awards in accordance with the Company's policy for members of the Board of Directors as in effect from time to time.
Subject to the terms and conditions herein, Executive's existing stock options and shares of restricted stock shall continue to vest and be fully exercisable for the remaining of their stated terms.

          (e) The provisions of Section 3(f) ("Indemnification") in the Original
Employment Agreement are incorporated by reference in this Agreement as if set forth herein with respect to the Employment Period and, with respect to D&O insurance, for the six year period following termination hereof.

     4.   Termination of Employment

     The following provisions shall immediately take effect as of the Effective
Date (and for purposes of this Section 4 and 5 only, the term "Employment
Period" shall be deemed to include the period commencing on the Effective Date and ending at the expiration of the Extended Term, superseding and modifying any conflicting or inconsistent provision in the Original Employment Agreement).

          (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The
Company shall be entitled to terminate the Executive's employment because of the
Executive's Disability during the Employment Period. "Disability" means that
Executive has been unable, for six consecutive months, to perform the
Executive's applicable duties under the Original Employment Agreement or this
Agreement, as applicable, as a result of physical or mental illness or injury.
The effective date of any termination of Executive's employment for Disability is referred to herein as the "Disability Effective Date." A termination of the
Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive, unless the Executive returns to required performance of the Executive's duties before the Disability Effective
Date. During any period prior to the Disability Effective Date during which
Executive is absent from the required performance of his duties with the Company due to such physical or mental illness or injury, the Company shall continue to pay Executive his applicable compensation under the Original Employment
Agreement or this Agreement, as applicable.

          (b) Termination by the Company. The Company may terminate the
Executive's employment at any time during the Employment Period for Cause or without Cause. "Cause" shall mean only an act of fraud, embezzlement or misappropriation by the Executive, in any case willfully intended by the
Executive to result in substantial personal enrichment at the expense of the
Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to
Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable written notice to
Executive setting forth in reasonable detail the specific conduct of the
Executive upon which the Board relies in reaching its determination and an opportunity for Executive, together with his counsel, to be heard before the
Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in the second sentence of this Section 4(b), and
Executive shall be entitled to receive all compensation and benefits hereunder pending the delivery of such resolution. The effective date of any termination for Cause shall be the date such resolution is delivered to the Executive.

          (c) Good Reason; Without Good Reason. The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" shall mean the occurrence of any one of the following:

               A. any (i) adverse alteration in Executive's titles, positions, status, duties, authorities, reporting relationships or responsibilities with the Company or its subsidiaries from those specified in the Original
     Employment Agreement or this Agreement, as applicable (it being understood that, if the Company is no longer a public company, the failure of
     Executive to hold the applicable position and duties under the Original
     Employment Agreement or this Agreement with any ultimate corporate or other parent of the Company or any successor shall be deemed to constitute such
     Good Reason), (ii) assignment to Executive of any duties or responsibilities inconsistent with Executive's status as Chairman or Chief
     Executive Officer of the Company, as applicable, or (iii) failure of
     Executive during the Employment Period to be nominated or re-elected to the offices of Chairman and Chief Executive Officer, as applicable, or the removal of Executive from either such office under any circumstances (other than in connection with the termination of Executive's employment hereunder or the resignation of Executive as Chief Executive Officer upon commencement of the Initial Term);

               B. any failure by the Company to comply with any provision of
     Section 3 of the Original Employment Agreement or this Agreement, as applicable;

               C. any failure by the Company to comply with Section 2(c) of the
     Original Employment Agreement or this Agreement, as applicable;

               D. any failure by the Company to comply with paragraph (b) of
     Section 11 of the Original Employment Agreement or the similar provisions incorporated by reference in this Agreement, as applicable; or

               E. any other material breach of the Original Employment Agreement or this Agreement, as applicable, by the Company; provided, however, that the Company shall have the right, within ten (10) days after receipt of notice from Executive of the Company's violation of any one of subparagraphs A, B or E, to cure in full the event or circumstances giving rise to such Good Reason, in the event of which cure such event or circumstances shall be deemed not to constitute Good Reason hereunder.

               In addition, any termination of employment by the Executive within the six month period commencing on the date of a Change in Control of the Company (as defined in Section 8) shall be treated as a non-curable termination of employment by the Executive for Good Reason. A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason")
     of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s)
     of this Agreement on which the Executive relies, provided, that Executive's continued employment shall not be deemed to constitute consent to, or a waiver of rights with respect to, any act, omission or other grounds constituting Good Reason hereunder. For clarity, it is understood that the requirement of setting forth such specific conduct and

     specific provision(s) is intended (i) to permit the Company to make a reasonable evaluation of Executive's claim of termination for Good Reason and (ii) to permit the Company, where applicable, to cure such conduct, but not to require Executive to specify each act, omission or other grounds constituting Good Reason, there being no intention of the parties that failure to so specify will function as an estoppel with respect to any claim by Executive. A termination of employment by the Executive for Good
     Reason shall be effective on the latest of (i) the fifth business day following the expiration of the Company's cure period described above, if applicable, (ii) the date specified by Executive in the Notice of
     Termination for Good Reason, or (iii) 15 days following the date the Notice of Termination for Good Reason is delivered to the Company; provided, however, that no such notice period shall be required with respect to any such termination as to which such written notice of termination is delivered to the Company following a Change in Control of the Company.

               (ii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company at least 15 days' written notice of such termination, and shall be effective on the date specified by Executive in such notice, provided, however, that no such notice period shall be required with respect to any such termination as to which such written notice of termination is delivered to the Company following a Change in Control of the Company.

          (d) Date of Termination. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, or the date on which the termination of the Executive's employment by the Company for Cause or without
Cause or by the Executive for Good Reason or without Good Reason becomes effective, as the case may be. On the Date of Termination, the Employment Period
shall terminate.

     5.   Obligations of the Company upon Termination.

          (a) Other Than for Cause, Disability or for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment for any reason other than Cause or Disability, or the Executive terminates his employment for Good Reason;

               (1) the Company shall pay to the Executive, not later than ten
          (10) days following the Date of Termination, (i) an amount equal to three times the sum of (x) the Executive's then current annual base salary (without giving effect to any future reductions thereof) plus
          (y) if applicable, the Executive's then current Annual Target Bonus
          (as defined in Section 3(b) of the Original Employment Agreement);
          (ii) (A) any accrued but unpaid amounts of the Executive's annual base salary through the Date of Termination, (B) if applicable, any bonus under any Annual Bonus Plan (as defined in Section 3(b) of the
          Original Employment Agreement) accrued but unpaid through the Date of
          Termination (including without limitation any such bonus payable on a date following the Date of Termination with respect to a fiscal year or other applicable measuring period completed prior to the Date of
          Termination), (C) any other compensation and benefits accrued (and, where applicable, vested) through the Date of Termination under the terms of the Company's compensation and benefit

          plans, programs or arrangements (including without limitation vacation benefits and the deferred compensation arrangements referenced in the
          Original Employment Agreement or herein) as in effect immediately prior to an event constituting Good Reason) and (D) any amounts of reimbursable business expenses incurred through the Date of
          Termination (all of the items in this clause (ii) are hereinafter referred to collectively as the "Accrued Benefits"); (iii) if applicable, an amount equal to the product of (A) the maximum annual bonus that the Executive would have been eligible to earn under the
          Annual Bonus Plan for the bonus measurement period during which the
          Date of Termination occurs, and (B) a fraction, the numerator of which is the number of days from the first day of such period through the
          Date of Termination and the denominator of which is the total number of days in such measurement period, together with a similarly pro rated bonus with respect to any applicable long term incentive plan then in effective; and (iv) an amount equal to the sum of the deferred compensation amounts which would otherwise have been credited to the
          Executive pursuant to the New Deferred Compensation Plan had Executive continued employment with the Company through the end of the then remaining Employment Period (measured as of the Date of Termination), without reduction in any such case to a net or other present value;

               (2) medical coverage provided to the Executive immediately prior to the Date of Termination (or, at Executive's sole discretion, medical coverage provided to the Executive immediately prior to the occurrence of any event constituting Good Reason) shall continue to be provided by the Company to the Executive (and, if applicable, his spouse and dependents) for three years following the Date of
          Termination;

               (3) all of the Executive's then outstanding stock options shall vest and become fully exercisable as of the Date of Termination and such options shall remain fully vested and exercisable throughout the remainder of their ten-year term, without regard to any early termination provisions or other terms and conditions otherwise applicable to such options; and

               (4) all remaining restrictions applicable to all restricted stock awards shall immediately lapse and any performance goals or other conditions applicable to any other equity incentive awards shall immediately be deemed to have been satisfied in full (with performance goals being deemed to have been satisfied at targeted levels).

          (b) Death and Disability. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period;

               (1) the Company shall pay to the Executive or, in the case of the
          Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within ten (10) days after the
          Date of Termination, the sum of the following amounts: (i) the Accrued
          Benefits; and (ii) if applicable, an amount

          equal to the product of (A) the maximum annual bonus that the
          Executive would have been eligible to earn under the Annual Bonus Plan for the bonus measurement period during which the Date of Termination occurs, and (B) a fraction, the numerator of which is the number of days from the first day of such period through the Date of Termination and the denominator of which is the total number of days in such measurement period, together with a similarly pro rated bonus with respect to any applicable long term incentive plan then in effect;

               (2) medical coverage provided to the Executive immediately prior to the Date of Termination shall continue to be provided by the
          Company (i) in the event of Disability, to the Executive (and, if applicable, his spouse and dependents) or (ii) in the event of
          Executive's death, to his surviving spouse (and, if applicable, his dependents), for three years following the Date of Termination;

               (3) all of the Executive's then outstanding stock options shall vest and become fully exercisable as of the Date of Termination and such options shall remain fully vested and exercisable throughout the remainder of their ten-year term, without regard to any early termination provisions or other terms and conditions otherwise applicable to such options; and

               (4) all remaining restrictions applicable to all restricted stock awards shall immediately lapse and any performance goals or other conditions applicable to any other equity incentive awards shall immediately be deemed to have been satisfied in full (with performance goals being deemed to have been satisfied at targeted levels).

          (c) By the Company for Cause. If the Executive's employment is terminated by the Company for Cause during the Employment Period, (1) the
Company shall pay to the Executive the Accrued Benefits within ten (10) days after the Date of Termination; (2) any portion of any outstanding stock option that has not vested prior to the Date of Termination shall immediately terminate and all vested options shall remain fully vested and exercisable throughout the remainder of their ten-year term, without regard to any early termination provisions or other terms and conditions otherwise applicable to such options;
and (3) any portion of all restricted stock or other equity incentive awards as to which the restrictions have not lapsed or as to which any other conditions shall not have been satisfied prior to the Date of Termination shall be forfeited as of the Date of Termination.

          (d) By the Executive Other Than for Good Reason. If the Executive's
employment is terminated by Executive (other than for Good Reason) during the
Employment Period;

               (1) the Company shall pay to the Executive the Accrued Benefits, within ten (10) days after the Date of Termination;

               (2) any portion of any then outstanding stock option that has not vested and become exercisable prior to the Date of Termination shall immediately terminate and any portion of any outstanding stock option that has vested and

          become exercisable prior to the Date of Termination shall remain vested and become exercisable throughout the remainder of their ten-year term, without regard to any early termination provisions or other terms and conditions otherwise applicable to such options; and

               (3) the restrictions on all restricted stock shall continue to lapse in accordance with the terms of the applicable agreement as if
          Executive's employment with the Company had continue uninterrupted until such restrictions had lapsed in full.

          (e) Continued Membership on Board. Notwithstanding the provisions of
Section 5(c) or 5(d), so long as Executive remains a member of the Company's
Board of Directors, all unvested stock options shall continue to vest in accordance with the terms thereof (and shall be exercisable for the full ten-year term thereof).

     6.   Incorporation by Reference

     The provisions of Section 5(e) and Sections 6, 7, 8, 10, 11, 12 and 13 of
the Original Employment Agreement shall remain in full force and effect and are incorporated by reference in this Agreement as if set forth herein with references in provisions incorporated by reference to capitalized terms therein having the meanings set forth in the capitalized terms herein and references to this "Agreement" or "agreement" referring to the Original Employment Agreement or this Agreement, as applicable, unless the context otherwise requires.

     7.   Amendment No. 1 to Employment Agreement; Stock Agreement.

     The provisions of Amendment No. 1 to Employment Agreement shall remain in full force and effect in accordance with the terms thereof without modification hereby and are incorporated by reference herein. The Stock Agreement (as defined in Section 8) shall remain in full force and effect in accordance with the terms thereof without modification hereby except that references therein to the
Employment Agreement shall be deemed to refer to this Agreement.

     8.   Defined Terms.

     As used herein, (a) the Original Employment Agreement shall mean that certain Employment Agreement, dated as of December 5, 1999 as amended by
Amendment No. 1 to Employment Agreement, (b) Amendment No. 1 to Employment
Agreement shall mean that certain Amendment No. 1 to Employment Agreement dated as of May 7, 2001, and (c) Change in Control shall have the meaning set forth in
Appendix A to that certain Stock and Stock Option Award Agreement (the "Stock
Agreement") dated as of December 5, 1999 between the Company and the Executive.
All other capitalized terms used or incorporated by reference herein and not otherwise specifically defined herein shall have the meanings set forth in the
Original Employment Agreement.

     IN WITNESS WHEREOF, the Executive has hereunder set the Executive's hand and, pursuant to due authorization, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                              RITE AID CORPORATION

                                              By:
                                                 -------------------------------

                                              Name:
                                                   -----------------------------

                                              Title:
                                                    ----------------------------

                                              ----------------------------------
                                              Robert G. Miller